UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2017

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated to this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 23, 2017, ANI Pharmaceuticals, Inc. (the "Company" or "ANI") entered into and closed on an asset purchase agreement (the "Cranford Agreement") with Cranford Pharmaceuticals, LLC pursuant to which the Company acquired a distribution license, trademark and finished goods inventory for Inderal® XL (the "Cranford Assets"). In consideration for the acquisition of the Cranford Assets, the Company paid a purchase price of approximately $20 million. The Cranford Agreement contains various customary representations, warranties, covenants and closing conditions, as well as customary provisions relating to insurance, indemnity, confidentiality and other matters.

On February 23, 2017, the Company entered into and closed on an asset purchase agreement (the "Holmdel Agreement") with Holmdel Pharmaceuticals LP pursuant to which the Company acquired the NDA, trademark and finished goods inventory for InnoPran XL®, including a license to an Orange Book listed patent (the "Holmdel Assets"). In consideration for the acquisition of the Holmdel Assets, the Company paid a purchase price of approximately $31 million. The Holmdel Agreement contains various customary representations, warranties, covenants and closing conditions, as well as customary provisions relating to insurance, indemnity, confidentiality and other matters.

A press release announcing the acquisition of the Cranford Assets and the Holmdel Assets is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2017, the Company drew down $30 million from its credit agreement with Citizens Bank Capital, a division of Citizens Asset Finance, Inc., dated May 12, 2016 (the "Credit Agreement"), and used such proceeds to fund the acquisition of the Holmdel Assets. Borrowings under the Credit Agreement initially bear an interest rate equal to a LIBOR rate plus 1.75% per annum. A summary of the material terms of the Credit Agreement is included in the Company’s Form 8-K filed on May 17, 2016 and such summary is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press release, dated February 24, 2017, announcing the acquisition of the Cranford Assets and the Holmdel Assets.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance, and Chief Financial Officer
Dated: February 24, 2017